CUSIP No. 208242107

Exhibit 1

AGREEMENT TO FILE JOINT SCHEDULE 13D

Each of the undersigned, being a record owner or “beneficial owner” of the common stock of Conn’s, Inc. (“Common Stock”), hereby agrees to jointly file a Schedule 13D with respect to their respective holdings of the Common Stock and to include this agreement as an exhibit to such Schedule 13D.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this agreement as of the 12th day of December, 2012.

/s/ David A. Knight
David A. Knight, as attorney in fact for Conn’s Voting Trust, Stephens Inc., Warren A. Stephens Trust, Warren A. Stephens Grantor Trust, Harriet C. Stephens Trust, Warren & Harriet Stephens Children’s Trust, Warren Miles Amerine Stephens 95 Trust, Warren Miles Amerine Stephens Trust, John Calhoun Stephens 95 Trust, John Calhoun Stephens Trust, Laura Whitaker Stephens 95 Trust, Laura Whitaker Stephens Trust, Grandchild’s Trust #2, Curtis F. Bradbury, Jr., Douglas H. Martin, Stephens Investments Holdings LLC, and WAS Conn’s Annuity Trust One